UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: January 10, 2010

CHINA NATURAL GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-31539	98-0231607
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

19th Floor, Building B, Van Metropolis
Tang Yan Road, Hi-Tech Zone
Xian,710065, Shaanxi Province
China
(Address of principal executive offices)

86-29-88323325
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2010, Ms. Veronica Jin Chen, resigned as the Chief Financial Officer of China Natural Gas, Inc. (the “Company”) effective January 31, 2010. Ms. Chen’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Our Board of Directors accepted Ms. Chen’s resignation and appointed Mr. David She as the Company’s acting Chief Financial Officer effective February 1, 2010.

Mr. She joined China Natural Gas in 2007 as Vice President of Finance and was placed in charge of the Company’s New York office and was soon promoted to Assistant Chief Financial Officer in December 2008. Prior to joining China Natural Gas, Mr. She served as a securities analyst for West China Securities in Beijing in 2006. He received bachelor’s degrees in mathematics and business administration from Beijing Institute of Technology in 2006 as well as a master’s degree in finance from State University of New York in Buffalo in 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NATURAL GAS, INC.

Date: January 14, 2010	/s/ Qinan Ji
Qinan Ji
Chief Executive Officer